CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form S-8 of our report dated January 26, 2010 related to financial statements of Media Group Technologies, Inc. for the years ended September 30, 2009 and 2008 which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC
Lake & Associates, CPA’s LLC Schaumburg, Illinois September 30, 2010

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847.524.0800
Fax: 847.524.1655